EXHIBIT 1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) (1) (iii) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a Statement on Schedule 13D/A dated April 7, 2016 (including amendments thereto) with respect to the Common Stock, $1 par value, of RENN Fund Inc. This Joint Filing Agreement shall be filed as an Exhibit to such Statement.

Dated: April 7, 2016

ETUDE CAPITAL LLC

By:      /s/ Steven I Stein

Name:   Steven I Stein

Title:   President

DAVENFORTH, LLC

By:  /s/Bradley R. Roofner

Name:  Bradley R.  Roofner

Title: Managing Partner

DAVENFORTH FUNDAMENTAL INVESTMENTS, LP

By:  Davenforth, LLC

General Partner

By:  /s/ Bradley R. Roofner

Title: Director

Chase Investment Counsel Corp

By:  /s/ Derwood S. Chase Jr.

Name:  Derwood S. Chase Jr.

Title: Agent

Bradley R. Roofner

/s/ Bradley R. Roofner

Logan Brown

/s/ Logan Brown

STEVEN I. STEIN

/s/ Steven I. Stein

Derwood S. Chase

/s/ Derwood S. Chase